EXHIBIT 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MARINE PARK HOLDINGS, INC.", CHANGING ITS NAME FROM "MARINE PARK HOLDINGS, INC." TO "NEWCARDIO, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JANUARY, A.D. 20085, AT 5:35 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3698479 8100 080058253	Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6321064 DATE: 01-18-08

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

MARINE PARK HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is MARINE PARK HOLDINGS, INC.

2.    The certificate of incorporation of the corporation is hereby amended by striking out ARTICLE 1 thereof and by substituting in lieu of said Article the following new Article:

ARTICLE 1: The name of the corporation is NEWCARDIO, INC.

3.   The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on January 14, 2008
/s/ Branislav Vajdic
Branislav Vajdic
President

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EP FLOORS, INC.", CHANGING ITS NAME FROM "EP FLOORS, INC." TO "MARINE PARK HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2006, AT 6:04 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3698479 8100 061066577	Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5213039 DATE: 11-20-06

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF EP FLOORS, INC,	State of Delaware Secretary of State Division of Corporations Delivered 06:27 R4 11/20/2006 FILED 06:04 PH12/20/2006 SW.061866577 - 3698479 FILE

EP FLOORS, INC. ithe"Corporation"), a corporation organized and existing wider and by virtue of the. General Corporation Law of the State of Delaware, by its officer named below, does hereby certify as follows.

FIRST: They by unanimous written action of the Board a Directors of the Corporation, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposal amendment is as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing Article FIRST thereof so, that, as amended. said Article shall read in its entirety as follows:

FIRST: The name of the Corporation (hereinafter called the "Corporation") is MARINE PARK HOLDINGS, NC.

SECOND. That thereafter, in accordance with Section 228 of th,e General Corporation Law of the State of Delaware, pursuant to written action of shareholders holding a majority in interest of the outstanding shares of Common Stock of the Corporation, which represent more than the shares necessary to adopt such resolution by the shareholders of the Corporation. such amendment was adopted by the shareholders of the Corporation.

THIRD: That said amendment was duly adopted in accordance i he provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corpoption shall not be redu t under or by reason o said amendment,

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this day of November, 2006 by its authorized officer.

By: /s/ David Stefansky David Stefansky, President

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EP FLOORS, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MARCH, A. D. 2006, AT 3:08 O'CLOCK P. M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SEAL
/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 4590109

DATE: 03-14-06

State Of Delaware
Secretary of State
Division of Corporations
Delivered 03:12 PM 03/13/2006
FILED 03:08 PM 03/13/2006
SRV 060241765 — 3698479 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
CERTIFICATE OF INCORPORATION

It is hereby certified that:

FIRST:            The name of the corporation is EP Floors, Inc. (the "Corporation").

SECOND:       The Certificate of Incorporation of this Corporation is hereby amended by striking out Article "SECOND" thereof and substituting in lieu of said Article, the following new Article "SECOND".

SECOND:       The address, including street number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD:          The Certificate of Incorporation of this Corporation is hereby amended by striking out Article "FOURTH" thereof and substituting in lieu of said Article, the following new Article "FOURTH".

FOURTH:      The total number of shares of common stock which the corporation shall have authority to issue is Ninety Nine Million (99,000,000) shares, all of such shares shall be $.001 par value; without cumulative voting rights and without any preemptive rights and One Million (1,000,000) shall be Preferred Stock, par value $.001 per share.

The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

FOURTH:       The Certificate of Incorporation of this Corporation is hereby amended by striking out Article "SIXTH" thereof and substituting in lieu of said Article, the following new Article "SIXTH".

SIXTH:     All of the Corporation's issued stock, may be held by more than thirty (30) persons.

FIFTH:           The Certificate of Incorporation of this Corporation is hereby amended by striking out Article "EIGHTH" thereof and substituting in lieu of said Article, the following new Article "EIGHTH".

EIGHTH:        The Corporation is to have perpetual existence.

It is hereby certified that the following Articles are added to the Certificate of Amendment.

NINTH:          Whenever a compromise or arrangement is proposed between this  Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH:          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.            The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By- Laws. The phrase "whole Board" and the phrase "total number of Directors" shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporation would have if there were no vacancies. No election of Directors need be by written ballot.

2.            After the original or other By-Laws of the Corporation have been adopted, amended or repealed as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

2

3.          Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

3

ELEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. No amendment or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TWELFTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

THIRTEENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the Laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article THIRTEENTH.

FOURTEENTH: No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit.

FIFTEENTH: The effective date of the Amendment to the Certificate of Incorporation of the Corporation, shall be its date of filing.

IN WITNESS WHEREOF, this Amended Certificate has been subscribed this 10th day of March, 2006, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Signed: Three Rivers, Massachusetts

/s/ Robert E. Long Robert E. Long, Incorporator

4

State Of Delaware
Secretary of State
Division of Corporations
Delivered 08:47 AM 09/02/2003
FILED 07:35 AM 09/02/2003
SRV 030564450 — 3698479 FILE

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
of
EP FLOORS, INC.
A CLOSE CORPORATION

FIRST:          The name of this Corporation is EP FLOORS, INC.
(hereinafter the "Corporation")

SECOND:     Its Registered Office in the State of Delaware is to be located at 113 Barksdale Professional Center in the City of Newark, County of New Castle. The zip code is 19711. The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Intercorp, Inc.

THIRD:          The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:      The total number of shares stock that the corporation shall have authority to issue is 1,500 shares of Common Stock at $1.00 par value each.

FIFTH:           The name and mailing address of the incorporator are as follows:

Name:Delaware Intercorp, Inc.
Mailing Address:113 Barksdale Professional Center, Newark, DE 19711

SIXTH:          All of the corporation's issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.

SEVENTH:    All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

EIGHTH:       The Corporation shall make no offer of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this Tuesday the Second day of September 2003.

/s/ Russell P. Rozanski
Incorporator: Delaware Intercorp, Inc. by
                       Russell P. Rozanski, Secretary